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                                                                       EXHIBIT 5

                      [MUNGER, TOLLES & OLSON LETTERHEAD]



                                                                  (213) 683-9100



                               November 18, 1996



Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska  68131

Dear Sir or Madam:

          We have acted as counsel to Berkshire Hathaway Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission").

          The Registration Statement relates to the proposed issuance and sale of shares of Class A Common Stock, par value $5.00 per share (the "Class A Stock"), and shares of Class B Common Stock, par value $.1667 per share (the "Class B Stock"), of the Company in connection with the proposed merger (the "Merger") of FlightSafety International, Inc., a New York corporation ("FlightSafety"), with and into NY Acquisition Sub Inc., a New York corporation and wholly owned subsidiary of the Company ("Merger Sub"), pursuant to that certain Agreement and Plan of Merger, dated as of October 14, 1996 (the "Merger Agreement"), by and among the Company, Merger Sub, and FlightSafety. The Class A Stock and Class B Stock are described in the Proxy Statement/Prospectus included in the Registration Statement to which this opinion is an exhibit.

          We have examined and are familiar with originals or copies of such documents, corporate records, and other instruments as we have deemed necessary or appropriate in connection with this opinion, including, without limitation,
(i) the Registration Statement, (ii) the Merger Agreement, (iii) the Restated Certificate of Incorporation of the Company, (iv) the By-Laws of the Company, and (v) resolutions adopted to the date hereof by the Board of Directors of the Company relating to, among other things, the Registration Statement, the Merger Agreement, and the Merger. This opinion is delivered in accordance with the requirement of
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Berkshire Hathaway Inc.
November 18, 1996
Page 2

Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photocopies, and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein, other than those assumed, we have relied without independent verification upon the documents referred to above, the accuracy of factual matters contained therein, and oral or written statements and representations of officers and other representatives of the Company and others, including public officials.

          We are members of the Bar of the State of California. This opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware, and the laws of the United States. We do not express any opinion as to the laws of any other jurisdiction or as to any other laws of the State of Delaware.

          We have assumed the due authorization, execution, and delivery by or on behalf of each of the parties thereto of the securities and documents referred to above, other than the Company, and that (a) the Merger will occur and be conducted in accordance with the terms, conditions, covenants, and other provisions of the Merger Agreement as described in the Registration Statement,
(b) all applicable provisions of the Securities Act of 1993, as amended, and such state "blue sky" or other securities laws as may be applicable have been or shall duly be complied with, and (c) the Registration Statement, as finally amended, shall become effective under the Securities Act.

          Based upon the foregoing, we of the opinion that the shares of Class A Stock and Class B Stock, when issued to the shareholders of FlightSafety in accordance with the provisions of the Merger Agreement, will be legally issued, fully paid, and nonassessable shares of Class A Stock or Class B Stock, as the case may be.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities
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Berkshire Hathaway Inc.
November 18, 1996
Page 3

Act or the rules or regulations of the Commission promulgated thereunder.

                              Very truly yours,



                              MUNGER, TOLLES & OLSON